UNDERWRITING AGREEMENT

December 3, 2007

Farallon Resources Ltd.
Suite 1020
800 West Pender Street
Vancouver, B.C.
V6C 2V6

Attention:	Mr. Dick Whittington, President and Chief Executive Officer

Dear Sirs:

The undersigned, Paradigm Capital Inc. (“Paradigm”), Canaccord Capital Corp., MGI Securities Inc., and Raymond James Ltd. (collectively with Paradigm, the “Underwriters”), understand that Farallon Resources Ltd. (the “Corporation”) proposes to issue and sell to the Underwriters 28,572,000 common shares of the Corporation (the “Underwritten Shares”) subject to the terms and conditions set out below.

Upon and subject to the terms and conditions set forth herein, the Underwriters severally, in respect of the percentages set forth in paragraph 20 of this Agreement, and not jointly, agree to act as underwriters and purchase from the Corporation, and by its acceptance hereof, the Corporation agrees to sell to the Underwriters the Underwritten Shares on the Closing Date (as hereinafter defined) at a price of $0.70 per Offered Share for an aggregate purchase price of $20,000,400.00.

The Corporation also proposes to grant to the Underwriters an option (the “Over-Allotment Option”) to acquire up to 4,285,800 additional common shares (“Optioned Shares”) and together with the Offered Shares, the “Offered Shares”). The purchase price for each Optioned Share shall be $0.70 per share. If Paradigm, on behalf of the Underwriters, elect to exercise such Over-Allotment Option, Paradigm shall notify the Corporation in writing not later than 5:00 p.m. (Vancouver time) 30 days after the Closing Date, which notice shall specify the number of Optioned Shares to be purchased by the Underwriters and the date (the “Option Closing Date”) on which such Optioned Shares are to be purchased. Such Option Closing Date may be the same as the Closing Date but not earlier than the later of (i) the Closing Date and (ii) two Business Days after the date of such notice. Optioned Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Offered Shares and for market stabilization purposes. If any Optioned Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase the percentage of such Optioned Shares (subject to such adjustments to eliminate fractional Common Shares as Paradigm may determine) equal to the percentage set out opposite the name of such Underwriter in paragraph 20 of this Agreement.

The Underwriters propose to distribute the Offered Shares in all the provinces of Canada (except Quebec) pursuant to the Final Prospectus (as hereinafter defined) and in the United States and other offshore jurisdictions on a private placement basis, all in the manner contemplated by this Agreement.

To the extent that substituted purchasers purchase Offered Shares at the Closing Time (as hereinafter defined), the obligations of the Underwriters to do so will be reduced by the number of Offered Shares purchased from the Corporation by such substituted purchasers. Any reference in this Agreement to “the purchasers” shall be taken to be a reference to the Underwriters, as the initial committed purchasers, and to the substituted purchasers, if any.

Farallon Resources Ltd. Underwriting Agreement
December 3, 2007

The parties acknowledge that the Offered Shares have not been and will not be registered under the U.S. Securities Act (as hereinafter defined) or any state securities law and may not be offered or sold in the United States (as hereinafter defined) except pursuant to exemptions from the registration requirements of the U.S. Securities Act and the applicable laws of any state of the United States. Accordingly, the Corporation and each of the Underwriters agree that any offers or sales in the United States shall be conducted only in the manner specified in Schedule “A” hereof. All actions to be undertaken by the Underwriters in the United States in connection with the matters contemplated herein shall be undertaken through one or more of the Underwriters’ duly registered broker-dealer affiliates in the United States (the “U.S. Affiliates”).

The Underwriters shall be entitled to appoint a soliciting dealer group consisting of other registered dealers acceptable to the Corporation for the purposes of arranging for purchasers of the Offered Shares.

In consideration of the Underwriters’ services to be rendered in connection with the Offering (as hereinafter defined), including the agreement of the Underwriters to: (a) purchase the Offered Shares and to offer them to the public pursuant to the Prospectus (as hereinafter defined); (b) arrange for substituted purchasers; or (c) cause their respective U.S. Affiliates to act as placement agents for the Offered Shares in the United States, the Corporation shall pay to the Underwriters at Closing (as hereinafter defined) a commission comprised of (i) a cash commission (the “Cash Commission”) equal to 6.0% of the gross proceeds realized by the Corporation in respect of the sale of Offered Shares, and (ii) options (“Compensation Options”) to acquire that number of common shares in the capital of the Corporation equal to 6.0% of the Offered Shares sold hereunder, and the Optioned Shares, if any are sold, exercisable for a period of 24 months from the Closing Date at a price equal to $0.70 per share. The obligation of the Corporation to pay the Commission and issue the Compensation Options shall arise at the Closing Time (as hereinafter defined) in respect of the Offered Shares and on the Option Closing Date in respect of the Optioned Shares against payment for the relevant Offered Shares and the Cash Commission and the Compensation Options shall be fully earned by the Underwriters at that time.

DEFINITIONS

In this Agreement, in addition to the terms defined above or elsewhere in this Agreement, the following terms shall have the following meanings:

“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made hereby;

“AIF” means the annual information form of the Corporation dated September 21, 2007;

“Broker Shares” means the Common Shares issuable upon exercise of the Compensation Options in accordance with their terms;

“Business Day” means a day which is not a Saturday, Sunday or statutory or civic holiday in the City of Toronto, Ontario or Vancouver, British Colombia;

“Campo Morado Technical Report” means the report entitled “Technical Report on the 2007 Program at the G-9 Deposit, Campo Morado Project, Guerrero State, Mexico” dated September 28, 2007 with an effective date of September 23, 2007 by David M.R. Stone and Stephen J. Godden;

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions;

“Closing” means the completion of the issue and sale by the Corporation and the purchase by the Underwriters on the Closing Date of the Offered Shares or on the Option Closing Date of the Optioned Shares as contemplated by this Agreement;

“Closing Date” means December 18, 2007 or such other date as the Corporation and Paradigm may agree in writing, but not later than that date which is 42 days following the date of the MRRS decision document for the Final Prospectus;

“Closing Time” means 8:30 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and Paradigm may agree;

“Common Shares” means the common shares of the Corporation, which the Corporation is authorized to issue as constituted on the date hereof;

“Compensation Options” has the meaning given to it in the preamble of this Agreement;

“Compensation Option Certificate” means the certificate representing the Compensation Options issued by the Corporation to each of the Underwriters substantially in the form attached hereto as Schedule “B”;

“Corporation’s Auditors” means such firm of chartered accountants as the Corporation may have appointed or may from time to time appoint as auditors of the Corporation;

“Documents Incorporated by Reference” means all financial statements, management information circulars, annual information forms, material change reports or other documents issued by the Corporation, whether before or after the date of this Agreement, that are required to be incorporated by reference into the Preliminary Prospectus and/or the Final Prospectus, as applicable;

“Eligible Issuer” means an issuer that meets the criteria and has complied with the requirements of NI 44-101 so as to allow it to offer its securities using a short form prospectus;

“Engagement Letter” means the letter agreement dated November 26, 2007 and confirmed on November 27, 2007 between the Corporation and Paradigm relating to the Offering;

“Final Prospectus” means the final short form prospectus, in each case including all of the Documents Incorporated By Reference, prepared by the Corporation and relating to the distribution of the Offered Shares and the Compensation Options and for which an MRRS decision document has been issued by the British Columbia Securities Commission on its own behalf and on behalf of each of the other Canadian Securities Regulators;

“Financial Statements” means the financial statements of the Corporation included in the Documents Incorporated by Reference, including the notes to such statements and the related auditors’ report on such statements;

“Indemnified Party” has the meaning ascribed thereto in Section 16;

“Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its parent (if applicable) or subsidiaries taken as a whole, whether or not arising in the ordinary course of business of such entity;

“Material Subsidiaries” means Farallon Resources Corp., Farallon Minerals Mexicana, SA de C.V., Grupo Minero HDSA de C.V., Grupo Minero Farallon SA de C.V., and Minas De Arcelia SA de C.V.;

“MI 11-101” means Multilateral Instrument 11-101 – Principal Regulator System adopted by certain members of the Canadian Securities Regulators and its related memorandum of understanding;

“Mining Rights” shall have the meaning ascribed thereto in subparagraph 7(a)(xxxiv);

“misrepresentation”, “material fact”, “material change”, “affiliate”, “associate”, and “distribution” shall have the respective meanings ascribed thereto in the Securities Act (Ontario);

“Mutual Reliance Procedures” means the mutual reliance review system procedures provided for under NP 43-201 and MI 11-101;

“NI 44-101” means National Instrument 44-101 - Short Form Prospectus Distributions;

“NP 43-201” means National Policy 43-201 – Mutual Reliance Review System for Prospectuses and Annual Information Forms adopted by the Canadian Securities Regulators and its related memorandum of understanding;

“Offering” means the issuance and sale of the Offered Shares pursuant to this Agreement;

“Offering Documents” has the meaning ascribed thereto in subparagraph 5(a)(iii);

“Person” shall be broadly interpreted and shall include any individual, corporation, partnership, joint venture, association, trust or other legal entity;

“Preliminary Prospectus” means the preliminary short form prospectus to be dated on or about December 3, 2007 prepared by the Corporation relating to the distribution of the Offered Shares and Compensation Options, in each case including all of the Documents Incorporated By Reference;

“Prospectus” means, collectively, the Preliminary Prospectus and the Final Prospectus and any amendments thereto;

“Qualifying Jurisdictions” means, collectively, all of the provinces in Canada (except Québec);

“Securities Laws” means, unless the context otherwise requires, all applicable securities laws in each of the Qualifying Jurisdictions and the United States and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such jurisdictions;

“Securities Regulators” means, collectively, the TSX, and the securities commissions or other securities regulatory authorities in the Qualifying Jurisdictions and the United States, as the case may be;

“Selling Firm” has the meaning ascribed thereto in paragraph 3(a);

“Standard Listing Conditions” has the meaning ascribed thereto in subparagraph 4(a)(v);

“Subsidiaries” means the subsidiaries of the Corporation as set out in the AIF under the heading “Corporate Structure” and “Subsidiary” means any one of them;

“Supplementary Material” means, collectively, any amendment to the Final Prospectus, any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under the Securities Laws relating to the distribution of the Offered Shares and the Compensation Options thereunder;

“Transfer Agent” means Computershare Trust Company of Canada;

“TSX” means the Toronto Stock Exchange;

“Underwriters’ Personnel” shall have the meaning ascribed thereto in Section 16;

“United States” means the United States of America as defined in Regulation S under the U.S. Securities Act;

“U.S. Affiliate” means a duly registered U.S. broker-dealer affiliate of an Underwriter;

“U.S. Private Placement Memorandum” has the meaning ascribed thereto in paragraph 4(a)(iv); and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

The following are the schedules attached to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule “A” – Terms and Conditions for United States Offers and Sales
Schedule “B” – Form of Compensation Option Certificate

TERMS AND CONDITIONS

1.           Compliance With Securities Laws. The Corporation represents and warrants to, and covenants and agrees with, the Underwriters that the Corporation has prepared and will file on the date hereof the Preliminary Prospectus and obtain pursuant to the Mutual Reliance Procedures an MRRS decision document evidencing the issuance by the Canadian Securities Regulators of receipts for the Preliminary Prospectus and other related documents in respect of the proposed distribution of the Offered Shares and the Compensation Options. The Corporation has prepared and will promptly, in any event no later than December 10, 2007 or such later date as may be agreed to between the Corporation and the Underwriters, use its best efforts to file the Final Prospectus and obtain pursuant to the Mutual Reliance Procedures an MRRS decision document evidencing the issuance by the Canadian Securities Regulators of receipts for the Final Prospectus in accordance with NP 43-201 and other related documents in respect of the proposed distribution of the Offered Shares and the Compensation Options.

2.           Due Diligence. Prior to the filing of the Preliminary Prospectus and the Final Prospectus, the Corporation shall have permitted the Underwriters to review each of the Preliminary Prospectus and the Final Prospectus and shall allow the Underwriters to conduct any due diligence investigations which each of them reasonably requires in order to fulfill its obligations as an underwriter under the Securities Laws of the Qualifying Jurisdictions and in order to enable it to responsibly execute the certificate in the Preliminary Prospectus and the Final Prospectus required to be executed by it.

3.           Distribution and Certain Obligations of the Underwriters.

(a)

The Underwriters shall, and shall require any investment dealer or broker (other than the Underwriters) with which the Underwriters have a contractual relationship in respect of the distribution of the Offered Shares (each, a “Selling Firm”) to agree to, comply with the Securities Laws in connection with the distribution of the Offered Shares and shall offer the Offered Shares for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Final Prospectus and this Agreement. The Underwriters shall, and shall require any Selling Firm to, offer for sale to the public and sell the Offered Shares only in those jurisdictions where they may be lawfully offered for sale or sold. The Underwriters shall: (i) use all reasonable efforts to complete and cause each Selling Firm to complete the distribution of the Offered Shares as soon as reasonably practicable; and (ii) promptly notify the Corporation when, in their opinion, the Underwriters and the Selling Firms have ceased distribution of the Offered Shares and provide a breakdown of the number of Offered Shares distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Securities Regulators.

(b)

The Underwriters shall, and shall require any Selling Firm to agree to, distribute the Offered Shares in a manner which complies with and observes all applicable laws and regulations in each jurisdiction into and from which they may offer to sell the Offered Shares or distribute the Prospectus or any Supplementary Material in connection with the distribution of the Offered Shares and will not, directly or indirectly, offer, sell or deliver any Offered Shares or deliver the Prospectus or any Supplementary Material to any person in any jurisdiction other than in the Qualifying Jurisdictions except in a manner which will not require the Corporation to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable securities laws of such other jurisdictions or pay any additional governmental filing fees which relate to such other jurisdictions. Subject to the foregoing, the Underwriters and any Selling Firm shall be entitled to offer and sell the Offered Shares:

(i)

in the United States, solely pursuant to an applicable exemption or exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws. Any offer or sale of the Offered Shares in the United States will be made in accordance with Schedule “A” which forms part of this Agreement; and

(ii)

in such other jurisdictions in accordance with any applicable securities and other laws in such jurisdictions in which the Underwriters and/or Selling Firms offer the Offered Shares provided that the Corporation is not required to file a prospectus or other disclosure document or become subject to continuing obligations in such other jurisdictions, in each case in accordance with the provisions of this Agreement.

(c)

Any Selling Firm appointed by the Underwriters shall be compensated by the Underwriters from their compensation hereunder. The Underwriters shall use commercially reasonable efforts to ensure that any Selling Firm appointed pursuant to this Section 3 complies with the covenants and obligations of the Underwriters hereunder.

(d)

For the purposes of this paragraph 3, the Underwriters shall be entitled to assume that the Offered Shares are qualified for distribution in any Qualifying Jurisdiction where a receipt or similar document for the Final Prospectus shall have been obtained from the applicable Securities Regulators (including a decision document for the Final Prospectus issued under the Mutual Reliance Procedures) following the filing of the Final Prospectus unless otherwise notified in writing.

(e)

The Corporation and the Underwriters agree that the provisions of Schedule “A” to this Agreement entitled “Terms and Conditions for United States Offers and Sales”, shall apply in respect to offers and sales in the United Sates and are incorporated by reference in and shall form part of this Agreement.

(f)

Notwithstanding the foregoing provisions of this paragraph 3, an Underwriter will not be liable to the Corporation under this paragraph 3 with respect to a default under this paragraph 3 or Schedule “A” by another Underwriter or another Underwriter’s U.S. Affiliate, as the case may be.

(g)

Upon the Corporation obtaining the necessary receipts therefor from the applicable regulatory authorities in the Qualifying Jurisdictions, the Underwriters shall deliver one copy of the Final Prospectus (together with any amendments thereto) to persons resident in the Qualifying Jurisdictions who are to acquire Offered Shares.

4.	Deliveries on Filing and Related Matters.

	(a)	The Corporation shall deliver to each of the Underwriters:

		(i)	at the Closing Time, a copy of the Preliminary Prospectus and the Final Prospectus signed and certified by the Corporation as required by the Securities Laws;

		(ii)	at the Closing Time, a copy of any Supplementary Material required to be filed by the Corporation in compliance with Securities Laws;

(iii)

concurrently with the filing of the Final Prospectus with the Canadian Securities Regulators, a “long form” comfort letter dated the date of the Final Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Corporation from the Corporation’s Auditors with respect to financial and accounting information relating to the Corporation contained in the Final Prospectus, which letter shall be based on a review by the Corporation’s Auditors within a cut-off date of not more than two Business Days prior to the date of the letter, which letter shall be in addition to the auditors’ consent letter and comfort letter addressed to the Canadian Securities Regulators;

(iv)

as soon as practicable after the Preliminary Prospectus, the Final Prospectus and any Supplementary Material are prepared, the private placement memorandum incorporating the Preliminary Prospectus, the Final Prospectus or any Supplementary Material, as the case may be, prepared for use in connection with the offering for sale of the Offered Shares in the United States (the “U.S. Private Placement Memorandum”), and, forthwith after preparation, any amendment to the U.S. Private Placement Memorandum; and

(v)

prior to the filing of the Final Prospectus with the Canadian Securities Regulators, copies of correspondence indicating that the application for the listing and posting for trading on the TSX of the Offered Shares has been approved for listing subject only to satisfaction by the Corporation of certain standard post-closing conditions imposed by the TSX (the “Standard Listing Conditions”).

	(b)	Supplementary Material. The Corporation shall also prepare and deliver promptly to the Underwriters signed copies of all Supplementary Material.

(c)

Representations as to Prospectus and Supplementary Material. Delivery of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material by the Corporation shall constitute the representation and warranty of the Corporation to the Underwriters that, as at their respective dates of filing:

(i)

all information and statements (except information and statements relating solely to the Underwriters and provided by the Underwriters) contained in the Preliminary Prospectus or the Final Prospectus or any Supplementary Material, as the case may be, are true and correct, in all material respects, and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offered Shares;

(ii)

no material fact or information has been omitted therefrom (except facts or information relating solely to the Underwriters and provided by the Underwriters) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made; and

(iii)

except with respect to any information relating solely to the Underwriters and provided by the Underwriters, such documents comply in all material respects with the requirements of the Securities Laws.

Such deliveries shall also constitute the Corporation’s consent to the Underwriters’ use of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material in connection with the distribution of the Offered Shares in the Qualifying Jurisdictions in compliance with this Agreement and the Securities Laws unless otherwise advised in writing.

	(d)	Commercial Copies. The Corporation shall:

(i)

cause commercial copies of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material to be delivered to the Underwriters without charge, in such numbers and in such cities in the Qualifying Jurisdictions as the Underwriters may reasonably request by oral instructions to the Corporation’s financial printer of the Preliminary Prospectus and the Final Prospectus given forthwith after the Underwriters have been advised that the Corporation has complied with the Securities Laws in the Qualifying Jurisdictions. Such delivery shall be effected as soon as possible and, in any event, on or before a date which is one Business Day after compliance with applicable Securities Laws in the Qualifying Jurisdictions with respect to the Preliminary Prospectus and the Final Prospectus, and on or before a date which is two Business Days after the Canadian Securities Regulators issue receipts or accept for filing, as the case may be, of any Supplementary Material; and

(ii)

cause to be delivered to the Underwriters, as soon as practicable after preparation thereof, without charge, in such numbers and at such locations as the Underwriters may reasonably request, commercial copies of the U.S. Private Placement Memorandum and any amendments thereto.

(e)

Press Releases. During the period commencing on the date hereof and until completion of the distribution of the Offered Shares, the Corporation will promptly provide to the Underwriters drafts of any press releases of the Corporation for review by the Underwriters and the Underwriters’ counsel prior to issuance.

5.	Material Changes.

(a)

During the period prior to the Underwriters notifying the Corporation of the completion of the distribution of the Offered Shares, the Corporation shall promptly inform the Underwriters (and if requested by the Underwriters, confirm such notification in writing) of the full particulars of:

(i)

any material change (actual, anticipated, contemplated, threatened, financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations or capital of the Corporation and its Subsidiaries taken as a whole;

(ii)

any material fact which has arisen or has been discovered and would have been required to have been stated in the Preliminary Prospectus or the Final Prospectus had the fact arisen or been discovered on, or prior to, the date of such documents; and

(iii)

any change in any material fact contained in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material (collectively, the “Offering Documents”) or whether any event or state of facts has occurred after the date hereof, which, in any case, is, or may be, of such a nature as to render any of the Offering Documents untrue or misleading in any material respect or to result in any misrepresentation in any of the Offering Documents, or which would result in the Final Prospectus or any Supplementary Material not complying (to the extent that such compliance is required) with Securities Laws.

(b)

The Corporation will comply with Section 57 of the Securities Act (Ontario) and with the comparable provisions of the other Securities Laws, and the Corporation will prepare and file promptly any Supplementary Material which may be necessary and will otherwise comply with all legal requirements necessary to continue to qualify the Offered Shares and the Compensation Options for distribution in each of the Qualifying Jurisdictions.

(c)

In addition to the provisions of subparagraphs 5(a) and 5(b) hereof, the Corporation shall in good faith discuss with the Underwriters any change, event or fact contemplated in subparagraphs 5(a) and 5(b) which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Underwriters under subparagraph 5(a) hereof and shall consult with the Underwriters with respect to the form and content of any amendment or other Supplementary Material proposed to be filed by the Corporation, it being understood and agreed that no such amendment or other Supplementary Material shall be filed with any Securities Regulator prior to the review thereof by the Underwriters and their counsel, acting reasonably.

(d)

If during the period of distribution of the Offered Shares there shall be any change in Securities Laws which, in the opinion of the Underwriters, acting reasonably, requires the filing of any Supplementary Material, upon written notice from the Underwriters, the Corporation shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file any such Supplementary Material with the appropriate Securities Regulators where such filing is required.

6.           Covenants of the Corporation. The Corporation hereby covenants to the Underwriters that the Corporation:

(a)

will advise the Underwriters, promptly after receiving notice thereof, of the time when the Preliminary Prospectus, the Final Prospectus and any Supplementary Material has been filed and receipts therefor have been obtained pursuant to the Mutual Reliance Procedures and will provide evidence reasonably satisfactory to the Underwriters of each such filing and copies of such receipts;

(b)	will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:

	(i)	the issuance by any Canadian Securities Regulators of any order suspending or preventing the use of the Preliminary Prospectus, the Final Prospectus or any Supplementary Material;

	(ii)	the institution, threatening or contemplation of any proceeding for any such purposes;

(iii)

any order, ruling, or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation (including the Offered Shares) has been issued by any Securities Regulator or the institution, threatening or contemplation of any proceeding for any such purposes; or

(iv)

any requests made by any Canadian Securities Regulators for amending or supplementing the Preliminary Prospectus or the Final Prospectus or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) above and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible;

(c)

except to the extent the Corporation participates in a merger or business combination transaction and following which the Corporation is not a “reporting issuer”, will use its reasonable best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Securities Laws of each of the Qualifying Jurisdictions which have such a concept to the date which is one year following the Closing Date;

(d)

except to the extent the Corporation participates in a merger or business combination transaction and following which the Corporation is not listed on the TSX, will use its reasonable best efforts to maintain the listing of the Common Shares on the TSX or such other recognized stock exchange or quotation system as the Underwriters may approve, acting reasonably, to the date that is one year following the Closing Date so long as the Corporation meets the minimum listing requirements of the TSX or such other exchange or quotation system; and

(e)	will use the net proceeds of the offering of Offered Shares contemplated herein in the manner and subject to the qualifications described in the Prospectus under the heading “Use of Proceeds”.

7.	(a)	Representations and Warranties of the Corporation. The Corporation represents and warrants to the Underwriters that:

(i)

the Corporation and each of the Material Subsidiaries is a corporation duly incorporated, continued or amalgamated and validly existing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated, as the case may be, has all requisite corporate power and authority and is duly qualified and holds all necessary material permits, licences and authorizations necessary or required to carry on its business as now conducted and to own, lease or operate its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up, and the Corporation has all requisite power and authority to enter into each of this Agreement and the Compensation Option Certificates and to carry out its obligations hereunder and thereunder;

(ii)

all of the Subsidiaries, and the Corporation’s direct and indirect holdings and interests in each one, are as set out in the AIF under the heading “Corporate Structure”. Other than the Material Subsidiaries, none of the Subsidiaries (i) are active, (ii) hold any assets, (iii) have any liabilities (iv) have generated any revenues nor (v) have incurred any expenses;

(iii)

except as disclosed in writing to the Underwriters, all of the issued and outstanding shares of the Material Subsidiaries are issued as fully paid and non- assessable shares, in each case free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Corporation or any of its Material Subsidiaries of any interest in any of the shares in the capital of any of the Material Subsidiaries;

(iv)

each of the execution and delivery of this Agreement and the Compensation Option Certificates, the performance by the Corporation of its obligations hereunder and thereunder, the issue and sale of the Offered Shares hereunder, the issue of the Compensation Options and the consummation of the transactions contemplated in this Agreement and the Compensation Option Certificates, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a material default under (whether after notice or lapse of time or both) (A) any statute, rule or regulation applicable to the Corporation including, without limitation, Canadian Securities Laws and the rules and regulations of the TSX; (B) the constating documents, by-laws or resolutions of the Corporation which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Corporation is a party or by which it is bound; or (D) any judgment, decree or order binding the Corporation or the Material Subsidiaries or the property or assets of the Corporation or the Material Subsidiaries;

(v)

other than as disclosed in the Prospectus or in writing to the Underwriters, none of the Corporation or any Subsidiary has approved, is contemplating, has entered into any agreement in respect of, or has any knowledge of: (A) the purchase of any property material to the Corporation or assets or any interest therein or the sale, transfer or other disposition of any property material to the Corporation or assets or any interest therein currently owned, directly or indirectly, by the Corporation or any Subsidiary whether by asset sale, transfer of shares or otherwise; or (B) the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or any Subsidiary or otherwise) of the Corporation or any Subsidiary;

(vi)

the Financial Statements have been prepared in accordance with generally accepted accounting principles in Canada and present fully, fairly and correctly in all material respects, the financial condition of the Corporation as at the dates thereof and the results of the operations and the changes in the financial position of the Corporation for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation and there has been no change in accounting policies or practices of the Corporation since June 30, 2007;

(vii)

other than as disclosed in the Prospectus or in writing to the Underwriters, all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Corporation and the Material Subsidiaries have been paid, except where the failure to pay such taxes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect on the Corporation. All tax returns, declarations, remittances and filings required to be filed by the Corporation and the Material Subsidiaries have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where such failure would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect on the Corporation. Other than as disclosed in the Prospectus or in writing to the Underwriters, to the best of the knowledge of the Corporation, no examination of any tax return of the Corporation or any Subsidiary is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Corporation or any Subsidiary, in any case, except where such examinations, issues or disputes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect on the Corporation;

(viii)

the Corporation’s Auditors are independent public accountants and have participant status with the Canadian Public Accountability Board as required under Canadian Securities Laws and there has never been a reportable disagreement (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) between the Corporation and the Corporation’s Auditors;

(ix)

as at the Closing Date, except as contemplated by this Agreement and as disclosed in the Preliminary Prospectus, no holder of outstanding shares in the capital of the Corporation will be entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Corporation and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Corporation are outstanding;

(x)

other than as set out in the Prospectus, no legal or governmental proceedings or inquiries are pending to which the Corporation, or any of its Material Subsidiaries, is a party or to which its property is subject that would result in the revocation or modification of any material certificate, authority, permit or license necessary to conduct the business now owned or operated by the Corporation and its Material Subsidiaries which, if the subject of an unfavourable decision, ruling or finding would have a Material Adverse Effect on the Corporation and, to the best of the Corporation’s knowledge, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Corporation or its Material Subsidiaries or with respect to their properties;

(xi)

none of the Corporation nor its Material Subsidiaries is in violation of its constating documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound;

(xii)

the Corporation and each of its Material Subsidiaries owns or has the right to use under license, sub-license or otherwise all material intellectual property used by the Corporation and its Material Subsidiaries in its business, including copyrights, industrial designs, trade marks, trade secrets, know how and proprietary rights, free and clear of any and all encumbrances;

(xiii)

any and all of the agreements and other documents and instruments pursuant to which the Corporation and its Material Subsidiaries hold the property and assets thereof (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof, neither the Corporation nor any Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Corporation or any Subsidiary derive the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim. None of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation or any Subsidiary is subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Preliminary Prospectus;

(xiv)

this Agreement has been, and, when delivered, each the Compensation Options Certificates will have been duly authorized and executed and delivered by the Corporation, and do, or will, as applicable, constitute a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(xv)

at the Closing Time, all necessary corporate action will have been taken by the Corporation to allot and authorize the allotment, issuance and sale of the Offered Shares and the Broker Shares and, upon payment therefor the Offered Shares and the Broker Shares will be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(xvi)

all notices and filings necessary as at the date hereof have been made with and all necessary consents, approvals and authorizations obtained by the Corporation from the TSX to ensure that, subject to fulfilling the Standard Listing Conditions, the Offered Shares and the Broker Shares will be listed and posted for trading on the TSX;

(xvii)

no order, ruling of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any securities regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the best knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority;

(xviii)

the authorized capital of the Corporation consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value of which, as at the close of business on the business day immediately preceding the date hereof, 289,705,318 Common Shares and no preferred shares were issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation;

(xix)	other than as disclosed in the Prospectus, the Corporation has not made any loans to or guaranteed the obligations of any person other than the Material Subsidiaries;

(xx)

with respect to each premises of the Corporation or its Material Subsidiaries, the Corporation or its Material Subsidiaries occupies as tenant (the “Leased Premises”), the Corporation or such Subsidiary occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Corporation and/or its Material Subsidiaries occupies the Leased Premises is in good standing and in full force and effect;

(xxi)	the Corporation and each Subsidiary is in compliance with all laws respecting employment and employment practices, terms and conditions of employment,

pay equity and wages, except where non-compliance with such laws could not reasonably be expected to have a Material Adverse Effect on the Corporation or any Subsidiary, and has not and is not engaged in any unfair labour practice;

(xxii)	there has not been in the last two years and there is not currently any labour disruption or conflict which could reasonably be expected to have a Material Adverse Effect on the Corporation;

(xxiii)

other than as set out in the Prospectus, to the best knowledge of the Corporation, none of the directors, officers or employees of the Corporation or any associate or affiliate of any of the foregoing had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Corporation or its Material Subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Corporation;

(xxiv)

the assets of the Corporation and its Material Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and the Corporation has not failed to promptly give any notice of any material claim thereunder;

(xxv)	the Transfer Agent at its principal offices in the City of Vancouver has been duly appointed as registrar and transfer agent for the Common Shares;

(xxvi)

the minute books and records of the Corporation and its Material Subsidiaries made available to counsel for the Underwriters in connection with its due diligence investigation of the Corporation and its Material Subsidiaries for the periods from their respective dates of incorporation to the date hereof are all of the minute books and records of the Corporation and its Material Subsidiaries, respectively, and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and its Material Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation or any of its Material Subsidiaries to the date hereof not reflected in such minute books and other records, other than those which have been disclosed to the Underwriters or which are not material in the context of the Corporation and its Material Subsidiaries, on a consolidated basis;

(xxvii)

to the best of the Corporation’s knowledge, neither the Corporation nor any of its Material Subsidiaries has been in material violation of, in connection with the ownership, use, maintenance or operation of its property and assets, including the Leased Premises, any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licences, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters (collectively the “Environmental Laws”) which would have a Material Adverse Effect on the Corporation;

(xxviii)

without limiting the generality of the subsection immediately above, the Corporation and each of its Material Subsidiaries, do not have any knowledge of, and have not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Corporation or any Subsidiary or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Corporation nor any Subsidiary nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority, in each case which could reasonably be expected to have a Material Adverse Effect on the Corporation;

(xxix)

there are no orders, rulings or directives issued, pending or, to the best of the Corporation’s knowledge threatened against the Corporation or any of its Material Subsidiaries under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Corporation or any of its Material Subsidiaries (including the Leased Premises) which would have a Material Adverse Effect on the Corporation;

(xxx)

to the best of the Corporation’s knowledge, the Corporation and its Material Subsidiaries are not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment (except for those derived from normal exploration or mining activities) or non- compliance with Environmental Laws which could reasonably be expected to have a Material Adverse Effect on the Corporation;

(xxxi)

other than the Underwriters, there is no person acting or purporting to act at the request or on behalf of the Corporation that is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement;

(xxxii)

other than as set out in the Prospectus, each of the Corporation and its Material Subsidiaries holds all requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects except where the failure to hold such licences, registrations, qualifications, permits and consents would not have a Material Adverse Effect on the Corporation. In particular, without limiting the generality of the foregoing, neither the Corporation nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or adverse modification of any material mining or exploration permit or licence, nor have any of them received notice of the revocation or cancellation of, or any intention to revoke or cancel, any mining claims, groups of claims, exploration rights, concessions or leases with respect to any of the resource properties described in the Preliminary Prospectus where such revocation or cancellation would have a Material Adverse Effect on the Corporation;

(xxxiii)	except as disclosed in the Preliminary Prospectus, the Corporation and the Material Subsidiaries are the absolute legal and beneficial owners of, and have good and marketable title to, all of the material property or assets thereof as described in the Prospectus, and no other Mining Rights (defined below) are necessary for the conduct of the business of the Corporation or any Subsidiary as currently conducted, none of the Corporation or any Subsidiary knows of any claim or the basis for any claim that might or could materially and adversely affect the right thereof to use, transfer or otherwise exploit such Mining Rights and, except as disclosed in the Preliminary Prospectus, none of the Corporation or any Subsidiary has any responsibility or obligation to pay any material commission, royalty, license fee or similar payment to any person with respect to the Mining Rights thereof;

(xxxiv)

the Corporation and its Material Subsidiaries hold either freehold title, mining leases, mining concessions, mining claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular property described in the Preliminary Prospectus is located (collectively, “Mining Rights”), in respect of the ore bodies and minerals located in properties in which the Corporation and the Material Subsidiaries have an interest as described in the Preliminary Prospectus under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation or the applicable Subsidiary to explore the minerals relating thereto; all property, leases or claims in which the Corporation or any Subsidiary has an interest or right have been validly located and recorded in accordance in all material respects with all applicable laws and are valid and subsisting except where the failure to be so would not have a Material Adverse Effect on the Corporation; the Corporation and the Material Subsidiaries have all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Corporation and the Material Subsidiaries have an interest as described in the Preliminary Prospectus granting the Corporation or applicable Subsidiary the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Corporation or the applicable Subsidiary, with only such exceptions as do not interfere with the use made by the Corporation or the applicable Subsidiary of the rights or interest so held; and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Corporation or a Subsidiary except where the failure to be so would not have a Material Adverse Effect on the Corporation. The Mining Rights in respect of the Corporation’s properties, as disclosed in the Preliminary Prospectus, constitute a description of all material Mining Rights held by the Corporation and its Material Subsidiaries;

(xxxv)

the definitive form of certificate representing the Common Shares is in proper form under the laws of British Columbia, complies with the requirements of the TSX and does not conflict with the constating documents of the Corporation;

(xxxvi)

other than as disclosed in the Prospectus, the Corporation has not declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its shares and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or agreed to do so or otherwise effected any return of capital with respect to such shares;

(xxxvii)

the Corporation is an Eligible Issuer and a reporting issuer under Canadian Securities Laws in the provinces or British Columbia, Alberta, Manitoba, Ontario and New Brunswick; and, at the Closing Time, the Corporation will be reporting issuer and an Eligible Issuer under Canadian Securities Laws in such provinces and the Qualifying Jurisdictions; the Corporation is not in default in any material respect of any requirement of Canadian Securities Laws and the Corporation is not included in a list of defaulting reporting issuers maintained by the Canadian Securities Regulators. In particular, without limiting the foregoing, the Corporation is in compliance at the date hereof with its obligations to make timely disclosure of all material changes relating to it and, since June 30, 2007 (other than in respect of material change reports previously filed on a confidential basis and thereafter made public or material change reports previously filed on a confidential basis and in respect of which no material change ever resulted), no such disclosure has been made on a confidential basis and there is no material change relating to the Corporation which has occurred and with respect to which the requisite material change statement has not been filed, except to the extent that the Offering constitutes a material change;

(xxxviii)

all disclosure filings required to be made by the Corporation pursuant to Canadian Securities Laws have been made and such disclosure and filings were true and accurate as at the respective dates thereof and the Corporation has not filed any confidential material change reports;

(xxxix)

the Corporation has, and to the best of the Corporation’s knowledge the directors and officers of the Corporation have, answered every question or inquiry of the Underwriters and their counsel in connection with the Underwriters’ due diligence investigations fully and truthfully;

(xl)	the Campo Morado Technical Report was prepared, filed and certified in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects and Form 43-101F1 Technical Report;

(xli)

the Corporation is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation and the Material Subsidiaries, considered as a whole;

(xlii)

neither the Corporation, nor to the best of the Corporation’s knowledge any other person associated with or acting on behalf of the Corporation including, without limitation, any director, officer, agent or employee of the Corporation or its Material Subsidiaries, has, directly or indirectly, while acting on behalf of the Corporation or its Material Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or similar legislation; or (iv) made any other unlawful payment; and

(xliii)

the operations of the Corporation and its Material Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of it Material Subsidiaries with respect to the Money Laundering Laws is pending, or to the best of the Corporation's knowledge, threatened.

(b)	The Corporation further acknowledges that the Underwriters are relying upon the representations and warranties contained in this Section 7.

8.           Closing Deliveries. The purchase and sale of the Underwritten Shares and of the Optioned Shares shall be completed at the Closing Time or the Option Closing Date, as applicable, concurrently at the offices of Lang Michener LLP, Vancouver, B.C. and Heenan Blaikie LLP, Toronto, Ontario, or at such other place as Paradigm and the Corporation may agree. At or prior to the Closing Time or the Option Closing Date, as the case may be, the Corporation shall duly and validly deliver to the Underwriters one or more certificate(s) in definitive form representing the applicable Offered Shares registered in the name of “CDS & Co.” and the Compensation Option Certificates registered in the names of the Underwriters, or in each case, in such other name or names as the Underwriters may notify the Corporation in writing not less than 48 hours prior to Closing Time, against payment by the Underwriters to the Corporation, at the direction of the Corporation, in lawful money of Canada by wire transfer or, if permitted by applicable law, by certified cheque or bank draft payable at par in the City of Toronto, of an amount equal to the aggregate purchase price for the Offered Shares being issued and sold hereunder less the Cash Commission and all of the estimated out-of-pocket expenses of the Underwriters payable by the Corporation to the Underwriters in accordance with paragraph 18 hereof.

9.           Underwriters’ Obligation to Purchase Offered Shares. The obligation of the Underwriters to purchase the Offered Shares at the Closing Time shall be subject to the following conditions (it being understood that the Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to its rights in respect of any other of the following terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by them):

(a)

the Underwriters shall have received an opinion, dated the Closing Date and subject to customary qualifications, of Lang Michener LLP, or from local counsel in Qualifying Jurisdictions other than British Columbia and Ontario (it being understood that such counsel may rely to the extent appropriate in the circumstances, (i) as to matters of fact, on certificates of the Corporation executed on its behalf by a senior officer of the Corporation and on certificates of the Transfer Agent, as to the issued capital of the Corporation; and (ii) as to matters of fact not independently established, on certificates of the Corporation’s auditors or a public official) with respect to the following matters:

(i)

as to the incorporation and existence of the Corporation under the laws of the British Columbia and as to the corporate power of the Corporation to carry out its obligations under this Agreement, and to issue the Offered Shares and the Compensation Options and the Broker Shares;

	(ii)	as to the authorized and issued capital of the Corporation;

(iii)

that the Corporation has taken all necessary corporate action to authorize the execution and delivery of each of this Agreement and the Compensation Option Certificates and that each of this Agreement and the Compensation Options constitutes a legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with its terms subject to customary exemptions for opinions of such nature.

(iv)

that the execution and delivery of each of this Agreement and the Compensation Option Certificates and the performance by the Corporation of its obligations hereunder and thereunder do not and will not conflict with, result in a breach of or create a state of facts which, whether with or without the giving of notice or lapse of time or both, will result in a breach or violation of any of the terms, conditions or provisions of the articles, by-laws or resolutions of the board of directors or the shareholders of the Corporation.

(v)	the Offered Shares have been duly authorized and validly allotted and issued by the Corporation to the Underwriters and such Offered Shares are outstanding as fully paid and non-assessable shares;

(vi)

that the Compensation Options have been validly authorized and created and, upon the Corporation receiving payment of the purchase price for any Broker Shares issued by the Corporation upon the exercise of the Compensation Options in accordance with the terms thereof, such Broker Shares will be validly issued and outstanding as fully paid and non-assessable;

(vii)	the attributes of the Offered Shares conform in all material respects with the description thereof contained in the Final Prospectus;

(viii)

all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of the Preliminary Prospectus and the Final Prospectus and the filing of such documents as are required under the Securities Laws in each of the Qualifying Jurisdictions;

(ix)

no consent, approval, authorization or order of or filing, registration or qualification with any court, governmental agency or body or regulatory authority having jurisdiction is required at this time for the execution and delivery by the Corporation of this Agreement and the performance of its obligations hereunder, except for such as have been made or obtained;

(x)

all approvals, permits, consents, orders and authorizations have been obtained, all necessary documents have been filed and all other legal requirements have been fulfilled under Securities Laws of the Qualifying Jurisdictions to qualify the issuance or distribution and sale of the Offered Shares to the public in each of the Qualifying Jurisdictions and to qualify the distribution of the Compensation Options to the Underwriters and to permit the issuance, sale and delivery of the Offered Shares to the public through dealers registered under the applicable laws of each of the Qualifying Jurisdictions who have complied with the relevant provisions of such laws and the terms of their registration;

(xi)

the Offered Shares will, as of the date they are issued, be “qualified investments” under the Income Tax Act (Canada) and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans;

(xii)

the form of share certificate representing the Offered Shares has been duly approved and adopted by the Corporation and complies in all material respects with the constating documents of the Corporation, the Business Corporations Act (British Columbia) and the requirements of the TSX;

(xiii)	that the Offered Shares and the Broker Shares have been conditionally approved for listing on the TSX subject only to the Standard Listing Conditions;

(xiv)	that Computershare Trust Company of Canada has been duly appointed as the transfer agent and registrar for the Common Shares; and

	(xv)	as to such other matters as the Underwriter’s legal counsel may reasonably request prior to the Closing Time;

(b)

if any of the Offered Shares are offered and sold in the United States, the Underwriters shall have received a legal opinion addressed to the Underwriters, dated as of the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, to the effect that the offer and sale of the Offered Shares are not required to be registered under the U.S. Securities Act; provided that such counsel may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers of the Corporation, the Underwriters and others;

(c)

the Underwriters shall have received favourable legal opinions addressed to the Underwriters and the Underwriters’ counsel in form and substance satisfactory to the Underwriters’ counsel, acting reasonably, dated the Closing Date from counsel to the Corporation in Mexico, the British Virgin Islands, and the United States, as applicable, as to the incorporation and subsistence of the Material Subsidiaries, the corporate power and authority of the Material Subsidiaries to carry on its business as presently carried on and to own its assets and as to the registered ownership of the issued and outstanding securities of the Material Subsidiaries;

(d)

the Corporation will have caused an updated title opinions to be delivered by local counsel in Mexico in respect of the Camps Morado Project in form and substance satisfactory to the Underwriters, acting reasonably;

(e)

the Underwriters shall have received an incumbency certificate dated the Closing Date including specimen signatures of the Chief Executive Officer, the Chief Financial Officer and any other officer of the Corporation signing this Agreement or any document delivered hereunder;

(f)

the Underwriters shall have received a certificate, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Corporation (or such other officer or officers of the Corporation acceptable to the Underwriters, acting reasonably), addressed to the Underwriters and their counsel to the effect that, to the best of their knowledge, information and belief, after due enquiry and without personal liability:

(i)

the representations and warranties of the Corporation in this Agreement are true and correct in all material respects as if made at and as of the Closing Time and the Corporation has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied in all material respects at or prior to the Closing Time;

(ii)

no order, ruling or determination having the effect of suspending the sale or ceasing, suspending or restricting the trading of Common Shares in the Qualifying Jurisdictions has been issued or made by any stock exchange, securities commission or regulatory authority and is continuing in effect and no proceedings, investigations or enquiries for that purpose have been instituted or are pending;

	(iii)	the articles and by-laws of the Corporation delivered at Closing are full, true and correct copies, unamended, and in effect on the date thereof;

(iv)

the minutes or other records of various proceedings and actions of the Corporation’s Board of Directors relating to the Offering and delivered at Closing are full, true and correct copies thereof and have not been modified or rescinded as of the date thereof;

(v)

since the date of the Final Prospectus, there has been no material adverse change in the business, affairs, operations, assets, liabilities or capital of the Corporation and the Subsidiaries taken as a whole; and

(vi)

none of the documents filed with applicable securities regulatory authorities since December 31, 2006 contained a misrepresentation as at the time the relevant document was filed that has not since been corrected;

(g)

the Underwriters shall have received a letter dated as of the Closing Date, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and the directors of the Corporation from the Corporation’s auditors confirming the continued accuracy of the comfort letter to be delivered to the Underwriters pursuant to subparagraph 4(a)(iii) hereof with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, which changes shall be acceptable to the Underwriters;

(h)	the Offered Shares and Broker Shares shall have been approved for listing on the TSX, subject only to the official notices of issuance and fulfilment of the Standard Listing Conditions;

(i)

the Underwriters shall have conducted all due diligence inquiries and investigations and not identified any material adverse changes or misrepresentations or any items materially adversely affecting the Corporation’s affairs which exist as of the date hereof but which have not been widely disseminated to the public;

(j)	the Underwriters shall have received a certificate, dated the Closing Date, of the Chief Executive Officer of the Corporation addressed to the Underwriters and their counsel to the effect that:

(i)

except for developments contemplated in and described by the prospectus, the statements made on behalf of the corporation during any due diligence sessions held by the Underwriters in connection with the filing of the Prospectus remain accurate, complete and true in all material respects as if such statements were made on the date hereof;

(ii)

there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the Prospectus which fact or change is, or may be, of such a nature as to render any statement in the Prospectus misleading or untrue in any material respect or which would result in a misrepresentation in the Prospectus or which would result in the Prospectus not complying with Canadian securities laws; and

(iii)

since the date of the Final Prospectus, there has arisen no action, suit, proceeding or inquiry, actual or, to the knowledge of the Corporation, threatened, against or affecting the Corporation at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way adversely affect the Corporation.

(k)	the Underwriters shall have received a certificate of good standing in respect of the Corporation from the applicable government agency in British Columbia;

(l)	the Underwriters shall have received certificates, issued under the Securities Laws of the Qualifying Jurisdictions which issue such certificates stating, and, in respect of the other

Qualifying Jurisdictions, printouts of the applicable list of defaulting Reporting Issuer confirming, that the Corporation is not in default under such Securities Laws; and

(m)

the Underwriters shall have received a certificate from Computershare Trust Company as to the number of Common Shares issued and outstanding as at a date no more than two Business Days prior to the Closing Date.

10.           Purchase of Optioned Shares. The Underwriters’ obligation to purchase the Optioned Shares on the Option Closing Date (in the event that the Over-Allotment Option to purchase the Optioned Securities is exercised) shall be subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement as of the Option Closing Date and the performance by the Corporation of its obligations under this Agreement. The Corporation agrees to fulfill or cause to be fulfilled the following conditions:

(a)

the Underwriters shall have received favourable legal opinions from the Corporation’s counsel and local counsel, each dated the Option Closing Date, in form and substance satisfactory to the Underwriters acting reasonably;

(b)

the Underwriters shall have received a letter dated as of the Option Closing Date, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and the directors of the Corporation from the Corporation’s auditors confirming the continued accuracy of the comfort letter to be delivered to the Underwriters pursuant to subparagraph 4(a)(iii) hereof with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Option Closing Date, which changes shall be acceptable to the Underwriters;

(c)

the Underwriters shall have received a certificate dated as of the Option Closing Date, addressed to the Underwriters and signed by appropriate officers of the Corporation, with respect to the constating documents of the Corporation, all resolutions of the board of directors of the Corporation relating to this Agreement, the incumbency and specimen signatures of signing officers of the Corporation and such other matters as the Underwriters may reasonably request;

(d)	the Underwriters shall have received a certificate in the form set out in paragraph 9(j) dated as of the Option Closing Date; and

(e)	the Underwriters shall have received such other certificates, agreements, materials or documents as they may reasonably request.

11.	Restrictions on Further Issues or Sales and Right of First Refusal.

(a)

During the period commencing the date of the Engagement Letter and ending on the day which is 90 days following the Closing Date, the Corporation shall not, (and, for greater certainty, shall not publicly announce any intention to do any of the following) without the prior written consent of Paradigm on behalf of the Underwriters (such consent not to be unreasonably withheld or delayed: (i) issue any Common Shares or financial instruments convertible or exchangeable into Common Shares (collectively “Equity Securities”) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, where any such swap or other arrangement may be settled by delivery of Common Shares or other securities, in cash or otherwise, other than: (i) the issue of the Offered Shares and Compensation Options pursuant to this Agreement; (ii) the grant or exercise of stock options pursuant to the stock option plan of the Corporation; (iii) under any agreement or instruments already entered into, issued or authorized by the Corporation as at the date hereof including, for greater certainty, the Compensation Options and in connection with the US$20 million bridge facility by NM Rothschild & Sons Limited and Paradigm; (iv) pursuant to a bona fide arms-length acquisition by the Corporation or one of its affiliates; or (v) pursuant to the concurrent non-brokered private placement of up to $5.75 million of common shares to certain accredited investors.

(b)

In addition, the Corporation shall use reasonable efforts to cause its executive officers and directors and associates of both groups to enter into agreements on terms and conditions satisfactory to Paradigm in which they will covenant and agree that they will not, for a period of 90 days following the Closing Date, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, common shares held by them, directly or indirectly, without first obtaining the written consent of Paradigm, which consent will not be unreasonably withheld or delayed and will not be withheld upon the occurrence of a take-over bid or similar transaction involving a change of control of the Corporation.

(c)

The Corporation hereby grants to Paradigm the right but not the obligation, to participate in a minimum of 40% of any further brokered offering of equity securities of the Corporation (a “Subsequent Financing”), which right will be exercisable commencing on the Closing Date and for a period of 12 months from the Closing Date. Should the Corporation receive a specific offer in connection with a Subsequent Financing from another broker/dealer during that period, the Corporation shall immediately advise Paradigm of the terms and conditions of the Subsequent Financing and Paradigm shall have 2 business days to exercise its first right to participate on the same terms and conditions as contemplated in the Subsequent Financing.

12.           All Terms to be Conditions. The Corporation agrees that the conditions contained in paragraph 9, and, if applicable, paragraph 10, will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation and that it will use its commercially reasonable efforts to cause all such conditions to be complied with. Any breach or failure to comply with any of the conditions set out in paragraph 9 shall entitle each of the Underwriters to terminate its obligation to purchase the Underwritten Shares, by written notice to that effect given to the Corporation at or prior to the Closing Time. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing.

13.           Termination Events. Each of the Underwriters may terminate its obligations on or before Closing if:

(a)	there shall have occurred any adverse material change or there shall be discovered any previously undisclosed adverse material fact in relation to the Corporation; or

(b)

there shall have occurred any change in the Securities Laws of any Qualifying Jurisdiction or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of Canada or any province thereof, any statute of the United States or any state thereof, or any stock exchange in relation to the Corporation or any of its securities (except for any inquiry, investigation or other proceeding based upon activities of the Underwriters and not upon activities of the Corporation), which, in the opinion of the Underwriter, prevents or restricts trading in or the distribution of the Common Shares or materially adversely affects or might reasonably be expected to materially adversely affect the market price or value of the Underwritten Shares;

(c)

there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence, catastrophe, war or act of terrorism of national or international consequence or any law or regulation which, in the reasonable opinion of the Underwriters, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation and its subsidiaries, taken as a whole;

(d)

a cease trading order is made by any securities commission or other competent authority by reason of the fault of the Corporation or its respective directors, officers and Underwriters and such cease trading order is not rescinded within 48 hours; or

(e)	the Corporation fails to obtain the approval of the TSX for the listing of the Underwritten Shares.

          The Underwriters shall be entitled, to terminate and cancel their obligations to the Corporation hereunder by written notice to that effect given to the Corporation prior to the Closing.

14.           Exercise of Termination Right. If this Agreement is terminated by any of the Underwriters pursuant to paragraph 13, there shall be no further liability to the Corporation on the part of such Underwriter or of the Corporation to such Underwriter, except in respect of any liability which may have arisen or may thereafter arise under paragraphs 16 or 18. The right of the Underwriters or any one of them to terminate their respective obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under paragraph 13 shall not be binding upon the other Underwriters.

15.           Survival of Representations and Warranties. All terms, warranties, representations, covenants and agreements herein contained or contained in any documents delivered pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Offered Shares and will continue in full force and effect for the benefit of the Underwriters and/or the Corporation, as the case may be, regardless of any subsequent disposition of the Offered Shares or any investigation by or on behalf of the Underwriters with respect thereto for a period ending on the later of: (i) the date that is two years following the Closing Date, and (ii) the latest date under applicable Securities Laws (non-residents of Canada being deemed to be resident in the Province of Ontario for such purposes) that an action may be commenced or a right of rescission may be exercised with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material. The Underwriters will be entitled to rely on the representations and warranties of the Corporation contained in this Agreement or delivered pursuant to this Agreement notwithstanding any investigation, which the Underwriters may undertake or which may be undertaken on the Underwriters’ behalf.

16.           Indemnity

The Corporation covenants and agrees to indemnify and save harmless the Underwriters and/or any of their affiliates and their respective directors, officers, employees, shareholders and Underwriters (collectively with the Underwriters’ affiliates, “Underwriters’ Personnel”), against all losses (other than loss of profits), claims, damages, liabilities, costs or expenses, whether joint or several, caused or incurred by reason of or in connection with the transactions contemplated hereby including, without limitation, the following:

(a)	any statement (other than a statement contained in and included in reliance upon and in conformity with written information furnished to the Corporation by the Underwriters relating to the Underwriters specifically for use therein) in the Prospectus, or any other document filed by the Corporation with the relevant securities regulatory authorities in Canada, which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(b)

the omission or alleged omission to state in any certificate of the Corporation or of any officers of the Corporation delivered hereunder or pursuant hereto any material fact (other than a material fact omitted in reliance upon and in conformity with written information furnished to the Corporation by the Underwriters relating to the Underwriters specifically for use therein) required to be stated therein where such omission or alleged omission constitutes or is alleged to constitute a misrepresentation;

(c)

any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority based upon any failure or alleged failure to comply with applicable securities laws (other than any failure or alleged failure to comply by the Underwriters) preventing and restricting the trading in or the sale of the securities of the Corporation in the provinces of Canada;

(d)

the non-compliance or alleged non-compliance by the Corporation with any requirement of applicable securities laws, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection; or

(e)	any breach of any representation, warranty or covenant of the Corporation contained herein or the failure of the Corporation to comply with any of its obligations hereunder,

and will reimburse the Underwriters promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred.

Notwithstanding the foregoing, this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(a)	the Underwriters or Underwriters’ Personnel have been guilty of fraud, been negligent or exercised wilful misconduct in the course of such performance; and

(b)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence or wilful misconduct referred to in (a).

The Corporation shall not, without the prior written consent of the Underwriters, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriters or any Underwriters’ Personnel are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriters and all Underwriters’ Personnel from all liability arising out of such claim, action, suit or proceeding.

Notwithstanding the foregoing, an indemnifying party shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

If any matter or thing contemplated by this section shall be asserted against any person in respect of which indemnification is or might reasonably be considered to be provided, such person (the “Indemnified Party”) will notify the Corporation as soon as possible and in any event on a timely basis, of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Corporation or the Indemnified Party without the prior written consent of the other.

In any such claim, the Indemnified Party shall have the right to retain other counsel to act on the Indemnified Party’s behalf, provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Party, unless (i) the Corporation and the Indemnified Party mutually agree to retain such other counsel or (ii) the named parties to any such claim (including any third or implicated party) include both the Indemnified Party on the one hand and the Corporation, on the other hand, and the representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests, in which event such fees and disbursements shall be paid by the Corporation to the extent that they have been reasonably incurred.

To the extent that any Indemnified Party is not a party to this agreement, the Underwriters shall obtain and hold the right and benefit of the indemnity provisions hereunder in trust for and on behalf of such Indemnified Party.

The Corporation hereby waives all rights which it may have by statute or common law to recover contribution from the Underwriters in respect of losses, claims, costs, damages, expenses or liabilities which any of them may suffer or incur directly or indirectly (in this Section 16, “losses”) by reason of or in consequence of a document containing a misrepresentation; provided, however, that such waiver shall not apply in respect of losses by reason of or in consequence of any misrepresentation which is based upon or results from information or statements furnished by or relating solely to the Underwriters.

17.	Contribution

(a) Contribution

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 16 would otherwise be available in accordance with its terms but is, for any reason, unavailable to or unenforceable by the Underwriters or enforceable otherwise than in accordance with its terms or insufficient to hold any Indemnified Party harmless, the Corporation shall contribute to all claims suffered or incurred by any Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and any Indemnified Party on the other hand from the distribution of the Offered Shares but also the relative fault of the Corporation or any Indemnified Party as well as any relevant equitable considerations. The Corporation shall in any event be liable to contribute to the amount paid or payable by an Indemnified Party as a result of a claim under Section 16, any amounts in excess of the Cash Commission or any portion of such commission actually received by the Indemnified Party. The Underwriters shall not in any event be liable to contribute, in the aggregate, any amounts in excess of the Cash Commission or any portion of such commission actually received. However, no party who has engaged in any fraud, fraudulent misrepresentation, wilful misconduct or negligence shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation, wilful misconduct or negligence.

(b)	Right of Contribution in Addition to Other Rights

The rights to contribution provided in this Section shall be in addition to and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise at law.

(c)	Calculation of Contribution

If the Corporation may be held to be entitled to contribution from the Underwriters under the provisions of any statute or at law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of:

	(i)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined in subsection 17(a), and

	(ii)	the amount of the Cash Commission actually received by the Underwriters from the Corporation under this Agreement.

(d)	Right of Contribution in Favour of Others

With respect to any Indemnified Party who is not a party to this Agreement, it is the intention of the Corporation to constitute the Underwriters as trustees for such Indemnified Party of the rights and benefits of this Section and the Underwriters agree to accept such trust and to hold the rights and benefits of this Section in trust for an on behalf of such Indemnified Party.

18.           Expenses. The Corporation shall pay all expenses and fees in connection with the offering of Offered Shares contemplated by this Agreement, including, without limitation, all expenses of or incidental to the issue, sale or distribution of the Offered Shares and all expenses of or incidental to all other matters in connection with the transaction set out in this Agreement, including, without limitation, the fees and expenses payable in connection with the distribution of the Offered Shares and the Compensation Options, the fees and expenses of the Corporation’s counsel and of local counsel to the Corporation, the reasonable fees and expenses of the auditors and the transfer agent for the Common Shares, all costs incurred in connection with the preparation and printing of the Offering Documents and certificates representing the Offered Shares, all costs incurred related to road shows and marketing activities, filing fees and all reasonable expenses and fees incurred by the Underwriters and the reasonable fees and disbursements of the Underwriters’ counsel (to a maximum of $90,000 exclusive of disbursements and applicable taxes), whether or not the Offering is completed.

19.           Advertisements. The Corporation acknowledges that the Underwriters shall have the right, at their own expense, subject to the prior consent of the Corporation, such consent not to be unreasonably withheld, to place such advertisement or advertisements relating to the sale of the Offered Shares contemplated herein as the Underwriters may consider desirable or appropriate and as may be permitted by applicable law. The Corporation and the Underwriters each agree that they will not make or publish any advertisement in any media whatsoever relating to, or otherwise publicize, the transaction provided for herein so as to result in any exemption from the prospectus and registration or other similar requirements under applicable securities legislation in any of the provinces of Canada or any other jurisdiction in which the Offered Shares shall be offered and sold being unavailable in respect of the sale of the Offered Shares to prospective purchasers.

20.           Underwriters’ Obligations. The Underwriters’ obligations under this Agreement shall be several and not joint, and the Underwriters’ respective obligations and rights and benefits hereunder shall be as to the following percentages:

Paradigm Capital Inc.	-	70%
Canaccord Capital Corp.	-	10%
MGI Securities Inc.	-	10%
Raymond James Ltd.	-	10%

          If an Underwriter (a “Refusing Underwriter”) shall not complete the purchase and sale of the Underwritten Shares which such Underwriter has agreed to purchase hereunder for any reason whatsoever, the other Underwriters (the “Continuing Underwriters”) shall be entitled, at their option, to purchase all but not less than all of the Underwritten Shares which would otherwise have been purchased by such Refusing Underwriter pro rata according to the number of Underwritten Shares to have been acquired by the Continuing Underwriters hereunder or in such proportion as the Continuing Underwriters shall agree in writing. If the Continuing Underwriters do not elect to purchase the balance of the Underwritten Shares pursuant to the foregoing:

(a)	the Continuing Underwriters shall not be obliged to purchase any of the Underwritten Shares that any Refusing Underwriter is obligated to purchase; and

(b)	the Corporation shall not be obliged to sell less than all of the Underwritten Shares,

and the Corporation shall be entitled to terminate its obligations under this Agreement arising from its acceptance of this offer, in which event there shall be no further liability on the part of the Corporation or the Continuing Underwriters, except pursuant to the provisions of paragraph 16 hereof. Nothing in this Agreement shall oblige any U.S. Affiliate to purchase any Underwritten Shares.

21.           Underwriters’ Authority. The Corporation shall be entitled to and shall act on any notice, request, direction, consent, waiver, extension and other communication given or agreement entered into by or on behalf of the Underwriters by Paradigm who shall represent the Underwriters and have authority to bind the Underwriters hereunder, except for any waiver of a material condition under paragraph 9 or 10, any termination notice under paragraph 13, or any notice of claim or settlement of any claim under paragraph 16 or 17.

22.           Notices. Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(a)	If to the Corporation, addressed and sent to:

Farallon Resources Ltd.
1020-800 West Pender Street
Vancouver, BC
V6C 2V6

	Attention:	Dick Whittington, President and Chief Executive Officer
	Fax:	604-684-8092

with a copy (for information purposes only and not constituting notice) to:

Lang Michener LLP
1500 Royal Centre P.O. Box 11117
1055 West Georgia Street
Vancouver, British Columbia
V6E 4N7

	Attention:	Bernie Zinkhofer
	Fax:	604-893-2395

(b)	If to the Underwriters, addressed and sent to:

Paradigm Capital Inc.
Suite 2101, 95 Wellington Street West
Toronto, ON M5J 2N7

	Attention:	Andrew Partington
	Fax.:	(416) 361-0679

Canaccord Capital Corporation
P.O. Box 10337, Pacific Centre

Suite 2200, 609 Granville Street
Vancouver, BC	V7Y 1H2

Attention:	Ali Pejman
Fax:	(604) 643-7733

MGI Securities Inc.
26 Wellington Street East
Suite 900
Toronto, ON M5E 1S2

Attention:	Joshua Kingsmill
Fax:	(416) 864-7359

Raymond James Ltd.
2300 - 925 West Georgia St.
Vancouver, BC	V6C 3L2

Attention:	John Murphy
Fax:	(604) 659-8398

with a copy (for information purposes only and not constituting notice) to:

Heenan Blaikie LLP
Suite 2600, South Tower
Royal Bank Plaza
200 Bay Street
Toronto, ON M5J 2J4

Fax:	(416) 360-8425
Attention:	Sonia Yung

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or one hour after being telecopied and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

23.           Time of the Essence. Time shall, in all respects, be of the essence hereof.

24.           Canadian Dollars. All references herein to dollar amounts are to lawful money of Canada.

25.           Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

26.           Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

27.           Entire Agreement. This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings, including, without limitation, the Engagement Letter. This Agreement may be amended or modified in any respect by written instrument only.

28.           Severability. If one or more provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

29.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

30.           Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

31.           Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Corporation and the Underwriters and their respective successors and permitted assigns.

32.           Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

33.           Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or electronic portable document format, which taken together shall form one and the same agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

If the Corporation is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Underwriters.

Yours very truly,

PARADIGM CAPITAL INC.

(signed)“Andrew Partington”

Authorized Signing Officer

CANACCORD CAPITAL CORP.

(signed)“Ali Pejman”

Authorized Signing Officer

MGI SECURITIES INC.

(signed)“Joshua H.H. Kingsmill”

Authorized Signing Officer

RAYMOND JAMES LTD.

(signed)“John M. Murphy”

Authorized Signing Officer

The foregoing is hereby accepted on the terms and conditions therein set forth.

DATED as of the 3rd day of December, 2007.

FARALLON RESOURCES LTD.

(signed)“J.R.H. Whittington”

Authorized Signing Officer

SCHEDULE “A”

TERMS AND CONDITIONS FOR UNITED STATES OFFERS AND SALES

TERMS FOR OFFERING TO U.S. PURCHASERS

          As used in this Schedule “A” and related appendices, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Schedule “A” is annexed and the following terms shall have the meanings indicated:

1.           “Directed Selling Efforts” means directed selling efforts as that term is defined in Rule 902(c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Shares;

2.           “Foreign Issuer” means “foreign issuer” as that term is defined in Rule 902(e) of Regulation S;

3.           “General Solicitation” and “General Advertising” means “general solicitation” and “general advertising”, respectively, as used under Rule 502(c) of Regulation D, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

4.           “Institutional Accredited Investors” means institutions that are “accredited investors” as specified in Rule 501(a)(1),(2),(3) or (7) of Regulation D;

5.           “Offshore Transaction” means “offshore transaction” as that term is defined in Rule 902(h) of Regulation S;

6.           “Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act; 7. “Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act; 8. “SEC” means the United States Securities and Exchange Commission;

9.           “Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902(j) of Regulation S;

10          “United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

11.         “U.S. Affiliate” of any Underwriter means the U.S. registered broker-dealer affiliate of such Underwriter;

12.         “U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended; 13. “U.S. Person” means a U.S. person as that term is defined in Rule 902(k) Regulation S; and 14. “U.S. Securities Act” means the United States Securities Act of 1933, as amended.

Farallon Resources Ltd. Underwriting Agreement
December 3, 2007

          Representations, Warranties and Covenants of the Underwriters

          Each of the Underwriters and the U.S. Affiliates acknowledges that the Offered Shares have not been and will not be registered under the U.S. Securities Act or any state securities laws, and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and state securities laws. Accordingly, each of the Underwriters and the U.S. Affiliates represents, warrants and covenants to the Corporation that:

1.           It has not offered and sold, and will not offer and sell, any Offered Shares forming part of its allotment except (a) in an Offshore Transaction in accordance with Rule 903 of Regulation S or (b) in the United States as provided in Sections 2 through 10 below. Accordingly, neither the Underwriter nor any of its affiliates nor any persons acting on its behalf, has made or will make (except as permitted in Sections 2 through 11 below), (i) any offer to sell or any solicitation of an offer to buy, any Offered Shares to any person in the United States or a U.S. Person, (ii) any sale of Offered Shares to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such Underwriter, affiliate or person acting on its or their behalf reasonably believed that such purchaser was outside the United States, or (iii) any Directed Selling Efforts in the United States with respect to the Offered Shares.

2.           It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Shares, except with its U.S. Affiliates, any selling group members or with the prior written consent of the Corporation. It shall require each selling group member to agree, for the benefit of the Corporation, to comply with, and shall use its best efforts to ensure that each selling group member complies with, the provisions of this Schedule “A” applicable to the Underwriter as if such provisions applied to such selling group member.

3.           All offers and sales of Offered Shares in the United States shall be made by the Underwriter through its U.S. Affiliate, which on the dates of such offers and sales was and will be duly registered as a broker-dealer under the U.S. Exchange Act and under all applicable state securities laws (except where exempted from the respective state’s broker-dealer registration requirements) and a member of, and in good standing with, the Financial Industry Regulatory Authority, in accordance with all applicable United States federal and state securities (including broker-dealer) laws. The U.S. Affiliate will make all offers and sales of Offered Shares in compliance with all applicable United States federal and state broker-dealer requirements.

4.           It and its affiliates have not, either directly or through a person acting on its or their behalf, solicited and will not solicit offers for, and have not offered to sell and will not offer to sell, any of the Offered Shares in the United States by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

5.           Any offer, sale or solicitation of an offer to buy Offered Shares that has been made or will be made in the United States was or will be made only to Institutional Accredited Investors in transactions that are exempt from registration under the U.S. Securities Act and applicable state securities laws.

6.           Each offeree in the United States shall be provided, prior to time of purchase of any Offered Shares, with a copy of the U.S. private placement offering memorandum (the “U.S. Private Placement Memorandum”) attached to a copy of the Final Prospectus and no other written material will be used in connection with the offer or sale of the Offered Shares in the United States.

7.           Immediately prior to soliciting any purchaser that is in the United States or for the benefit or account of a U.S. Person, the Underwriter, the U.S. Affiliate, their respective affiliates, and any person acting on their behalf, had reasonable grounds to believe and did believe that each such purchaser was an Institutional Accredited Investor, and at the time of completion of each sale to or for the benefit or account of a U.S. Person or a person in the United States, the Underwriter, the U.S. Affiliate, their respective affiliates, and any person acting on their behalf will have reasonable grounds to believe and will believe, that each purchaser designated by the Underwriter or the U.S. Affiliate to purchase Offered Shares from the Corporation is an Institutional Accredited Investor.

8.           Prior to any sale of Offered Shares in the United States, it shall cause each purchaser that is a U.S. Person thereof to execute a U.S. Subscription Agreement in the form attached hereto as Appendix I.

9.           At least one business day prior to the Time of Delivery, the transfer agent will be provided with a list of all purchasers of the Offered Shares in the United States.

10.         At closing, each U.S. Affiliate and the Underwriter, will provide a certificate, substantially in the form of Appendix II, relating to the manner of the offer and sale of the Offered Shares in the United States.

11.         Prior to soliciting any offerees and prior to the completion of any sale of Offered Shares to U.S. Persons or persons in the United States, each purchaser will be informed that the Offered Shares have not been and will not be registered under the U.S. Securities Act, or any applicable state securities laws, and are being offered to such purchaser in reliance on an exemption from the registration requirements of the U.S. Securities Act provided by Rule 506 of Regulation D.

12.         The Underwriter and the U.S. Affiliate acknowledge that, until 40 days after the commencement of the offering of the Offered Shares, an offer or sale of the Offered Shares within the United States by any dealer (whether or not participating in the offering) may violate the registration requirements of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with an exemption from registration under the U.S. Securities Act.

13.         None of the Underwriter, the U.S. Affiliate nor any person acting on its or their behalf has engaged or will engage in any violation of Regulation M under the U.S. Exchange Act in connection with its offers or sales of the Offered Shares in the United States.

          Representations, Warranties and Covenants of the Corporation

          The Corporation represents, warrants, covenants and agrees that:

1.           The Corporation is a Foreign Issuer with no Substantial U.S. Market Interest in the Offered Shares of the Corporation.

2.           The Corporation is not, and as a result of the sale of the Offered Shares contemplated hereby will not be, an “investment company” as defined in the United States Investment Company Act of 1940, as amended.

3.           Except with respect to offers and sales to Institutional Accredited Investors in reliance upon an exemption from registration under the U.S. Securities Act, neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriter, the U.S. Affiliate, or any members of the banking and selling group formed by them, as to whom the Corporation makes no representation), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Offered Shares to or for the benefit of a person in the United States; or (B) any sale of Offered Shares unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States, or (ii) the Corporation, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States.

4.           Neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriter, the U.S. Affiliate, or any members of the banking and selling group formed by them, as to whom the Corporation makes no representation), has made or will make any Directed Selling Efforts in the United States with respect to the Offered Shares, or has taken or will take any action that would cause the applicable exemption afforded by the U.S. Securities Act or Regulation S to be unavailable for offers and sales of the Offered Shares pursuant to this agreement.

5.           None of the Corporation, any of its affiliates or any person acting on its or their behalf have (other than the Underwriter, the U.S. Affiliate, or any members of the banking and selling group formed by them, as to whom the Corporation makes no representation) has offered or will offer to sell, or has solicited or will solicit offers to buy, any of the Offered Shares in the United States by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

6.           Except with respect to the offer and sale of the Offered Shares offered hereby, neither the Corporation nor any person acting on behalf of the Corporation has, within six months prior to the date hereof, sold, offered for sale or solicited any offer to buy any of the Corporation’s securities of the same or similar class to that of the Offered Shares, in a manner that would be integrated with the offer and sale of the Offered Shares and would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Offered Shares.

7.           Neither the Corporation nor any of its predecessors or affiliates has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

8.           None of the Corporation, its affiliates or any person acting on its behalf, (other than the Underwriter, the U.S. Affiliate, or any members of the banking and selling group formed by them, as to whom the Corporation makes no representation) has engaged or will engage in any violation of Regulation M under the U.S. Exchange Act in connection with any offer or sale of the Offered Shares.

9.           For each taxable year, if any, that the Corporation qualifies as a “passive foreign investment company” (a “PFIC”), as defined in section 1297(a) of the Internal Revenue Code of 1986, as amended (the “Code”), in the case of a purchaser of Offered Shares that is a “United States person,” as defined in section 7701(a)(30) of the Code, and that has made an effective “qualified electing fund” election, as defined in section 1295 of the Code with respect to the Corporation (a “QEF Election”), the Corporation will provide to such purchasers (a) a “PFIC Annual Information Statement” as described in Treasury Regulation section 1.1295 -1(g) (or any successor Treasury Regulation), including all representations and statements required by such PFIC Annual Information Statement, and (b) all additional information that such Subscriber is required to obtain in connection with maintaining such QEF Election. With regard to the PFIC Annual Information Statement, as permitted by Treasury Regulation section 1.1293 -1(a)(2)(A), the Corporation will calculate and report the amount of each category of long-term capital gain described in section 1(h) of the Code that was recognized by the Corporation.

APPENDIX I TO SCHEDULE “A”

U.S. SUBSCRIPTION AGREEMENT

OFFERED SHARES

TO:	Farallon Resources Ltd. (the “Company”)

AND TO:	Paradigm Capital Inc. (the “Underwriter”)

AND TO:	Paradigm Capital U.S. Inc. (the “U.S. Affiliate”)

RE:	Purchase of Common Shares of Farallon Resources Ltd.

1.           The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Company the number of common shares (the “Offered Shares”) of the Company at a price of Cdn$0.70, for the aggregate consideration set forth in Box A of Section 9 below (the “Subscription Price”).

2.           The Subscriber acknowledges that this subscription agreement is subject to acceptance by the Company. The Company may also accept this subscription agreement in part. The Subscriber agrees that if this subscription agreement is not accepted in full, any funds related to the portion of this subscription agreement not accepted will be returned to the undersigned, without interest.

3.           By executing this subscription agreement, the Subscriber represents, warrants and covenants (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is contracting hereunder) to the Company, the Underwriters and the U.S. Affiliate (and acknowledges that the Company, the Underwriters and the U.S. Affiliate are relying thereon) that:

(a)	it is authorized to consummate the purchase of the Offered Shares;

(b)

it understands that the Offered Shares, have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any applicable state securities laws, and that the offer and sale of Offered Shares to it is being made in reliance on a private placement exemption available under Rule 506 under the U. S. Securities Act to “institutional accredited investors”, as defined to mean those accredited investors described in Rule 501(a) (1), (2), (3) and (7) of Regulation D of the U. S. Securities Act, as set forth in Annex A hereto (“Institutional Accredited Investors”);

(c)

it is an Institutional Accredited Investor acquiring the Offered Shares for its own account or, if the Offered Shares are to be purchased for one or more accounts (“investor accounts”) for which it exercises sole investment discretion as a fiduciary or agent, each such investor account is an Institutional Accredited Investor on a like basis;

(d)

it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Offered Shares and is able to bear the economic risks of, and withstand the complete loss of, such investment;

(e)

it has received a copy, for its information only, of the Canadian Prospectus dated December º, 2007 (the “Canadian Prospectus”), together with a U.S. private placement memorandum dated December º, 2007 (the “U.S. Placement Memorandum”), relating to the offering in the United States of the Offered Shares, it has had access to such additional information, if any, concerning the Company as it has considered necessary in connection with its investment decision to acquire the Offered Shares, and it acknowledges that it has been offered the opportunity to ask questions and receive answers from management of the Company concerning the terms and conditions of the offering of the Offered Shares, and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in the accompanying U.S. Placement Memorandum (including the Canadian Prospectus);

(f)

it is relying on the information contained in the U.S. Placement Memorandum (including the Canadian Prospectus) in making its investment decision with respect to the Offered Shares. It acknowledges that no representation or warranty is made by the Underwriters or the U.S. Affiliates as to the accuracy or completeness of such materials. It further acknowledges that none of the Company, the Underwriters or the U.S. Affiliate has made any representation or given any information to it with respect to the Company or the offering or sale of the Offered Shares other than the information contained in this U.S. Placement Memorandum (including the Canadian Prospectus);

(g)

it has no knowledge of a “material fact” or “material change” (as those terms are defined under Section 1(1) of the Securities Act (British Columbia)) in the affairs of the Company that has not been generally disclosed to the public;

(h)

it is an Institutional Accredited Investor acquiring the Offered Shares for its own account or, if the Offered Shares are to be purchased for one or more accounts (“investor accounts”) for which it exercises sole investment discretion as a fiduciary or agent, each such investor account is an Institutional Accredited Investor on a like basis;

(i)

it is not acquiring the Offered Shares with a view to any resale, distribution or other disposition of the Offered Shares in violation of United States federal or applicable state securities laws, and, in particular, it has no intention to distribute either directly or indirectly any of the Offered Shares in the United States or to U.S. persons; provided, however, that the holder may sell or otherwise dispose of any of the Offered Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state securities laws or pursuant to an exemption from such registration requirements;

(j)

in the case of the purchase by the Subscriber of the Offered Shares as a fiduciary or agent for an investor account, the Subscriber has due and proper authority to act in such capacity in connection with the transactions contemplated hereby;

(k)

it is not a “control person” of the Company as defined under Canadian securities laws, will not become a “control person” by virtue of this purchase of any of the Offered Shares, and does not intend to act in concert with any other person to form a control group of the Company;

(l)

it is not purchasing the Offered Shares as a result of any general solicitation or general advertising (as those terms are used in Regulation D (“Regulation D”) under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(m)

it understands that the Offered Shares are “restricted securities” as defined in Rule 144 under the U.S. Securities Act and agrees that if it decides to offer, sell, pledge or otherwise transfer such securities, directly or indirectly, such securities may be offered, sold, pledged or otherwise transferred only (A) to the Company, (B) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with Canadian local laws and regulations, (C) within the United States in accordance with the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; (D) in a transaction that does not require registration under the U.S. Securities Act or any applicable U.S. state laws and regulations governing the offer and sale of securities; or (E) pursuant to an effective registration statement under the U.S. Securities Act, provided that with respect to sales or transfers under clauses (C) or (D), only if the holder has furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, prior to such sale or transfer stating that such transaction is exempt from registration under applicable securities laws;

(n)

it has been independently advised as to the applicable hold period and resale restrictions with respect to trading imposed in respect of the Offered Shares by securities legislation in the jurisdiction in which it resides, and confirms that no representation has been made respecting the applicable hold periods for the Offered Shares and is aware of the risks and other characteristics of Offered Shares and of the fact that the undersigned may not be able to resell such securities except in accordance with applicable securities legislation and regulatory policy;

(o)	no person has made to the Subscriber any written or oral representations:

	(i)	that any person will resell or repurchase the Offered Shares;

	(ii)	that any person will refund the purchase price of the Offered Shares; or

	(iii)	as to the future price or value of any of the Offered Shares;

(p)

it understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing the Offered Shares and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY, THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE

WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH CANADIAN LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF (C) AND (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided that:

(i)

if any such securities are being sold under clause 3(l)(B) above and in compliance with Canadian local laws and regulations, and provided that the Company is a “foreign issuer” within the meaning of Regulation S at the time of sale, the legend may be removed by providing a declaration to Computershare Trust Company of Canada, as registrar and transfer agent, in the form attached as Exhibit II to the U.S. Placement Memorandum, as may be amended from time to time by the Company, to the effect that the securities are being sold in compliance with Rule 904 of Regulation S, together with any documentation as may be required by the Company or its transfer agent to the effect that an exclusion from the registration requirements of the U.S. Securities Act is available; and

(ii)

if any such securities are being sold under clause 3(l)(C) or 3(l)(D) above, the legend may be removed by delivery to Computershare Trust Company of Canada and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

(q)

it consents to the Company making a notation on its records or giving instructions to any transfer agent of the Offered Shares in order to implement the restrictions on transfer set forth and described herein;

(r)	the office or other address of the undersigned at which the undersigned received and accepted the offer to purchase the Offered Shares is the address listed in Box B of Section 9 below;

(s)

it understands and acknowledges that the Company is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange Commission or with any state securities administrator any registration statement in respect of the Offered Shares under the U.S. Securities Act or any state securities laws;

(t)

if required by applicable securities laws, regulatory policy, rule or order or by any securities commission, stock exchange or other regulatory authority, it will execute, deliver and file, within the approved time periods, all documentation as may be required thereunder, and otherwise assist the Company, the Underwriters or the U.S. Affiliates in filing reports, questionnaires, undertakings and other documents with respect to the issuance of the Offered Shares; and

(u)	this subscription agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber.

4.           The Subscriber acknowledges that the representations and warranties and agreements contained herein are made by it with the intention that they may be relied upon by the Company, the Underwriters and the U.S. Affiliate, and their respective legal counsel, in determining its eligibility or, if applicable, the eligibility of others on whose behalf it is contracting hereunder, to purchase the Offered Shares. The Subscriber further agrees that by accepting delivery of the Offered Shares or by having the Underwriters or U.S. Affiliates accept delivery of the Offered Shares on its behalf, it shall be representing and warranting that the representations, warranties, acknowledgements and agreements contained herein are true and correct as at the time of accepting delivery of the Offered Shares with the same force and effect as if they had been made by the Subscriber at such time and that the representations and warranties shall survive the purchase by the Subscriber of the Offered Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of the Offered Shares. The Company and its directors, officers, employees, shareholders and its legal counsel, and the Underwriters, the U.S. Affiliate and their respective directors, officers, employees, shareholders and legal counsel shall be entitled to rely on the representations and warranties of the Subscriber contained in this subscription agreement, and the Subscriber shall indemnify and hold harmless the Company, the Underwriters and the U.S. Affiliate, and their respective legal counsel, for any loss, costs or damages any of them may suffer as a result of any misrepresentations or any breach or failure to comply with any agreement herein.

5.           The Subscriber acknowledges and consents to the fact that the Company, the Underwriters and the U.S. Affiliate are collecting the Subscriber’s personal information for the purpose of fulfilling this Subscription Agreement. The Subscriber further acknowledges and consents to the fact that the Company, the Underwriters or the U.S. Affiliate may be required by applicable securities laws to provide the securities regulators or other authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) with any personal information provided by the Subscriber, pursuant to this subscription agreement. Notwithstanding that the Subscriber may be purchasing Offered Shares as a fiduciary or agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Underwriters, the U.S. Affiliate or the Company in order to comply with the foregoing.

6.           The Subscriber irrevocably authorizes the Company to produce this subscription agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

7.           The contract arising out of the acceptance of this subscription by the Company shall be governed by and construed in accordance with the laws of the province of British Columbia and the laws of Canada applicable in the province of British Columbia and represents the entire agreement of the parties hereto relating to the subject matter hereof.

8.           The Company, the Underwriters, and the U.S. Affiliate shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Company of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement among the undersigned, the Company, the Underwriters and the U.S. Affiliate in accordance with the terms hereof.

9.	SUBSCRIPTION PARTICULARS

BOX A
Particulars of Purchase of Offered Shares

Number of Offered Shares subscribed for:

Subscription Price (Cdn. $ 0.70 X number of
Offered Shares

BOX B
Subscriber Information

Name of Purchaser

Street Address

Street Address (2)

City and State

Zip Code

Contact Name

Alternate Contact

Phone No.

Fax No.

BOX C
Registration Information

Name

Account Reference

(if applicable)

Street Address

Street Address (2)

City and State

Zip Code

Contact Name

Alternate Contact

Phone No.

Fax No.

BOX D
Delivery Instructions for Certificates

[ ] Deliver certificates representing the Offered Shares as set out in Box B

[ ] Deliver certificates representing the Offered Shares as set out in Box C

[ ] Make the certificates representing the Offered Shares available to be picked up at the principal

[ ] office of the Company's Registrar and Transfer Agent in the City of Vancouver, British Columbia.

[ ] Deliver the certificates representing the Offered Shares as follows:

Name

Street Address

Street Address (2)

City and State

Zip Code

Contact Name

Alternate Contact

Phone No.

Fax No.

BOX E
Beneficial Purchaser Information

Name of Beneficial Purchaser

Street Address

Street Address (2)

City and State

Zip Code

Contact Name

Alternate Contact

Phone No.

Fax No.

1.           A certified cheque or bank draft in the amount of the Subscription Price as set forth in Box A of Section 9 above, accompanies this subscription agreement or other acceptable payment arrangements have been made.

SIGNATURE OF SUBSCRIBER

Signature of Subscriber (on its own behalf and, if applicable, on behalf of each person for whom it is contracting hereunder):

(Full Name of Subscriber)

(Authorized Signature)

(Name and Official Capacity – PLEASE PRINT)

ACCEPTANCE BY COMPANY

The Company hereby accepts the above subscription as of this ______day of _____________, 2007.

FARALLON RESOURCES LTD.

(Signature)

(Name and Title – PLEASE PRINT)

ANNEX A

DEFINITION OF INSTITUTIONAL ACCREDITED INVESTOR

“Institutional Accredited Investor” means any entity which comes within any of the following categories or of which all the equity owners come within any of the following categories of Rule 501(a) of Regulation D under the U.S. Securities Act:

(1)

Any bank as defined in Section 3(a)(2) of the U.S. Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are U.S. Accredited Investors;

(2)	Any private business development company as defined in Section 202(a)(22) of the Investments Advisers Act of 1940;

(3)

Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000; or

(4)

Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment).

EXHIBIT II TO U.S. PLACEMENT MEMORANDUM

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	COMPUTERSHARE TRUST COMPANY OF CANADA
as registrar and transfer agent for Common Shares of
FARALLON RESOURCES LTD.
Vancouver BC
CANADA

The undersigned (a) acknowledges that the sale of the securities of FARALLON RESOURCES LTD. (the “Company”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) the undersigned is not an affiliate of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange or any other designated offshore securities market (as defined in Regulation S under the U.S. Securities Act), and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are restricted securities (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and (5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein without definition have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated:
Name of Seller

By:
Name: (please print)

Title: (please print)

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer, _____________________________(the “Seller”), dated _______________________, with regard to our sale, for such Seller’s account, of the _________________common shares, represented by certificate number ______________(the “Shares”), of the Company described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange and (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such Securities. Terms used herein without definition have the meanings given to them by Regulation S.

Name of Firm

By:
Authorized officer

APPENDIX II

TO SCHEDULE “A”

UNDERWRITERS’ CERTIFICATE

          In connection with the private placement in the United States of common shares (the “Offered Shares”) of Farallon Resources Ltd. (the “Company”) pursuant to an underwriting agreement (the “Underwriting Agreement”) dated November º, 2007 among the Corporation and the underwriters named therein, the undersigned, Paradigm Capital Inc. (“Paradigm”), on behalf of itself and each of the other underwriters, and Paradigm Capital U.S. Inc. (the “U.S. Affiliate”), the U.S. broker-dealer affiliate of Paradigm, hereby certify as follows:

(1)

on the date hereof and on the date each offer or sale of Offered Shares, the U.S. Affiliate is and was a duly registered broker-dealer with the United States Securities and Exchange Commission, duly registered as a broker-dealer under the laws of each state where it made offers of Offered Shares (unless exempted from the respective state’s broker-dealer registration requirements, and a member of and is in good standing with the Financial Industry Regulatory Authority on the date hereof;

(2)	all offers and sales of Offered Shares in the United States have been and will be effected by the U.S. Affiliate in accordance with U.S. broker-dealer requirements;

(3)

each offeree and purchaser in the United States was provided with a copy of the U.S. Private Placement Memorandum, including the Preliminary Prospectus, the Prospectus and any amendment thereto, and we have not used and will not use any other written material;

(4)

immediately prior to transmitting the U.S. Private Placement Memorandum, including the Prospectus, we had reasonable grounds to believe and did believe that each offeree was an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D (an “Institutional Accredited Investor”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and, on the date hereof, we continue to believe that each purchaser in the United States purchasing Offered Shares from us is an Institutional Accredited Investor;

(5)

no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Shares in the United States or to U.S. persons;

(6)	the offering of the Offered Shares in the United States has been conducted by us in accordance with the terms of the Underwriting Agreement; and

(7)	prior to any sale of Offered Shares in the United States we caused each U.S. purchaser to execute a U.S. Subscription Agreement in the form of Appendix I to Schedule “A” to the Underwriting Agreement.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

Dated this __ day of __________, 2007.

PARADIGM CAPITAL INC.	PARADIGM CAPITAL U.S. INC.

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE “B”

THE COMPENSATION OPTIONS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 5:00 P.M. (VANCOUVER TIME) ON º, 2009, AFTER WHICH TIME THE COMPENSATION OPTIONS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

NON-TRANSFERABLE

COMPENSATION OPTIONS TO PURCHASE COMMON SHARES OF

FARALLON RESOURCES LTD.
(Existing under the laws of British Columbia)

Void After
<>, 2009

          THIS CERTIFIES that, for value received, º (the “Holder”), is the registered holder of º non-transferable, compensation options (the “Compensation Options”) each of which entitle the holder, subject to the terms and conditions set forth in this Compensation Option Certificate, to purchase from Farallon Resources Ltd. (the “Corporation”), one common share in the capital of the Corporation (a “Share”), at any time until 5:00 p.m. (Vancouver time) on º, 2009, at which time the Compensation Options shall become wholly void and the unexercised portion of the subscription right represented hereby will expire and terminate (the “Time of Expiry”) on payment of $0.70 per Share (the “Exercise Price”).

Exercise of Compensation Options

(1)

Election to Purchase. The rights evidenced by this certificate may be exercised by the Holder in whole or in part and in accordance with the provisions hereof by delivery of an Election to Purchase in substantially the form attached hereto as Schedule 1, properly completed and executed, together with payment by certified cheque or bank draft of the Exercise Price for the number of Shares specified in the Election to Purchase at the office of the Corporation at Suite 1020, 800 West Pender Street, Vancouver, B.C., V6C 2V6, or such other address in Canada as may be notified in writing by the Corporation (the “Corporation Office”). The election to purchase must be executed outside the United States. In the event that the rights evidenced by this certificate are exercised in part, the Corporation shall, contemporaneously with the issuance of the Shares issuable on the exercise of the Compensation Options so exercised, issue to the Holder a Compensation Option Certificate on identical terms in respect of that number of Shares in respect of which the Holder has not exercised the rights evidenced by this certificate.

(2)

Exercise. The Corporation shall, within three business days after receiving a duly executed Election to Purchase and the Exercise Price for the number of Shares specified in the Election to Purchase (the “Exercise Date”), issue that number of Shares specified in the Election to Purchase.

(3)

Certificates. As promptly as practicable after the Exercise Date, the Corporation shall issue and deliver to the Holder, registered in such name or names as the Holder may direct or if no such direction has been given, in the name of the Holder, a certificate or certificates for the number of Shares specified in the Election to Purchase. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Compensation Options which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented thereby.

(4)

Fractional Units. No fractional Shares shall be issued upon exercise of these Compensation Options and the Holder will not be entitled to any cash payment or compensation in lieu of a fractional Share.

(5)	Corporate Changes.

(i)

Subject to clause 1(e)(ii) hereof, if, prior to the Time of Expiry, the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Corporation is the surviving entity, the Compensation Options evidenced by this certificate shall be adjusted so that the holder hereof shall be entitled to acquire the same number and type of securities to which the holder of that number of Shares of the Corporation subject to the unexercised Compensation Options would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the “Event”), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the unexercised Compensation Options immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Shares subject to the unexercised Compensation Options would have been entitled to by reason of such Event.

(ii)

If the Corporation is unable to deliver securities to the Holder pursuant to the proper exercise of a Compensation Option, the Corporation may satisfy such obligations to the Holder hereunder by paying to the Holder in cash the difference between the Exercise Price of all unexercised Compensation Options granted hereunder and the Fair Market Value of the securities to which the Holder would be entitled to upon exercise of all unexercised Compensation Options. Adjustments under this subsection (e) or (subject to subsection (o)) any determinations as to the Fair Market Value of any securities shall be made by the board of directors of the Corporation, or any committee thereof specifically designated by the board of directors to be responsible therefor, and any reasonable determination made by such board or committee thereof shall be binding and conclusive, subject only to any disputes being resolved by the Corporation’s auditors, whose determination shall be binding and conclusive.

(6)	Subdivision or Consolidation of Common Shares.

(i)

In the event that, prior to the Time of Expiry, the Corporation shall subdivide its outstanding common shares (“Common Shares”) into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares shall be consolidated into a smaller number of shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

(ii)

Upon each adjustment of the Exercise Price as provided herein, the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest tenth of a Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(7)

Change or Reclassification of Common Shares. In the event that prior to the Time of Expiry, the Corporation shall change or reclassify its outstanding Common Shares into a different class of securities, the rights evidenced by the Compensation Options shall be adjusted as follows so as to apply to the successor class of securities:

(i)

the number of the successor class of securities which the Holder shall be entitled to acquire shall be that number of the successor class of securities which a holder of that number of Shares subject to the unexercised Compensation Options immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

(ii)

the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares subject to the unexercised Compensation Options immediately prior to the change or reclassification, and dividing the product thereof by the number of shares determined in clause 1(g)(i) hereof.

(8)

Offering to Shareholders. If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this subsection 1(h) as the “record date”) for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate subscription or purchase price of the total number of additional Common Shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such Fair Market Value, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

(9)

Carry Over of Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

(10)

Notice of Adjustment. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Shares or other securities subject to the unexercised Compensation Options resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted promptly to the Holder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation’s calculation of the change.

(11)	Other Notices. In case at any time prior to the Time of Expiry:

	(i)	the Corporation shall declare any dividend upon its Common Shares payable in Common Shares;

	(ii)	the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights;

(iii)

there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

	(iv)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, in any one or more of such cases, the Corporation shall give to the Holder (A) at least 10 days’ prior written notice of the date on which a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

(12)

Shares to be Reserved. The Corporation will at all times keep available, and reserve if necessary under Canadian law, out of its authorized Common Shares, solely for the purpose of issue upon the exercise of the Compensation Options, such number of Shares as shall then be issuable upon the exercise of the Compensation Options. The Corporation covenants and agrees that all such Shares which shall be so issuable will, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Corporation will take all such actions as may be necessary to ensure that all such Shares may be so issued without violation of any applicable requirements of any exchange upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges. The Corporation will take all such actions are within its power to ensure that all such Shares may be so issued without violation of any applicable law.

(13)

Issue Tax. The issuance of certificates for Shares upon the exercise of Compensation Options shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(14)

Listing. The Corporation will, at its expense and as expeditiously as possible, use its reasonable commercial efforts to cause all Shares issuable upon the exercise of the Compensation Options to be duly listed on the Toronto Stock Exchange and/or any other stock exchange upon which the Common Shares may be then listed prior to the issuance of such Shares.

(15)

Fair Market Value. For the purposes of any computation hereunder, the “Fair Market Value” at any date shall be the weighted average sale price per share for the Common Shares of the Corporation for the 20 consecutive trading days immediately before such date on the most senior stock exchange in Canada on which the Common Shares may then be listed and on which there is the greatest volume of trading of the Common Shares for such 20 day period, or, if the shares or any other security in respect of which a determination of Fair Market Value is being made are not listed on any stock exchange, the Fair Market Value shall be determined by the directors, which determination shall be conclusive. The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 20 consecutive trading days by the total number of such shares so sold.

2.	Replacement

          Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Compensation Option Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Compensation Option Certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Compensation Option Certificate).

3.	Expiry Date

          The Compensation Option shall expire and all rights to purchase Shares hereunder shall cease and become null and void at 5:00 p.m. (Vancouver time) on º, 2009.

4.	Covenant

          So long as any Compensation Option remain outstanding the Corporation covenants that it shall do or cause to be done all things necessary to maintain its status as a reporting issuer not in default in the Qualifying Jurisdictions.

5.	Defined Terms

          All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the underwriting agreement dated as of December º, 2007 between the Corporation, Paradigm Capital Inc., Canaccord Capital Corporation, MGI Securities Inc. and Raymond James Ltd.

6.	Governing Law

          The laws of the Province of British Columbia and the laws of Canada applicable therein shall govern the Compensation Options.

7.	Successors

          This Compensation Option Certificate shall enure to the benefit of the Holder and its successors or assigns and shall be binding on the Corporation and its respective successors.

8.	General

          By acceptance hereof, the Holder hereby represents and warrants to the Corporation that the Holder is acquiring these Compensation Options as principal for its own account and not for the benefit of any other person.

          All amounts of money referred to in this Compensation Option Certificate are expressed in lawful money of Canada.

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          IN WITNESS WHEREOF the Corporation has caused this Compensation Option Certificate to be signed by a duly authorized officer.

DATED as of                     , 2007.

FARALLON RESOURCES LTD.

Per:
Authorized Signing Officer

Schedule “1”

Election to Exercise

TO:	FARALLON RESOURCES LTD.

The undersigned hereby irrevocably elects to exercise the number of Compensation Options of Farallon Resources Ltd. set out below for the number of Shares (or other property or securities subject thereto) as set forth below:

(a)	Number of Compensation Options to be Exercised:

(b)	Number of Shares to be Acquired:

(c)	Exercise Price per Share:	$

(d)	Aggregate Purchase Price [(b) multiplied by (c)]	$

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Shares to be registered and a certificate therefor to be issued as directed below.

By executing this election to exercise, the undersigned represents and warrants that the undersigned is not a U.S. Person or a Person within the United States and that the Shares are not being subscribed for on behalf of a U.S. Person (as such terms are defined for purposes of the United States Securities Act of 1933, as amended).

          DATED this ______day of ____________, 200__ .

[NAME OF HOLDER]

Per:

Name of Registered Holder:

Address of Registered Holder: